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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 11, 2004

                          COMMONWEALTH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                   13-3245741
(State of incorporation)                  (I.R.S. Employer Identification No.)

        500 West Jefferson Street
          PNC Plaza-19th Floor
          Louisville, Kentucky                               40202-2823
(Address of principal executive office)                      (Zip Code)

       Registrant's telephone number, including area code: (502) 589-8100

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

Item 12. Results of Operations and Financial Condition.

         See the following press release, dated March 11, 2004, announcing Commonwealth Industries, Inc.'s revised results of operations for the Fourth Quarter and Full Year 2003:

                           Contact:     Kim S. Knotts
                                        Director of Investor Relations
                                        (502) 588-8207

                  COMMONWEALTH INDUSTRIES REPORTS $2.2 MILLION
                           NET FAVORABLE ADJUSTMENT TO
               FOURTH-QUARTER AND FULL-YEAR 2003 FINANCIAL RESULTS

     LOUISVILLE, KENTUCKY (March 11, 2004) - Commonwealth Industries, Inc. (NASDAQ/NM: CMIN) today announced that the Company is recording a net favorable adjustment of $2.2 million, or $0.13 per share, to fourth-quarter and full-year 2003 operating results previously announced by the Company on January 29, 2004, following completion of the annual audit by its independent auditors. The revised net loss for the fourth quarter is $23.4 million, or $1.47 per share, compared to $25.6 million, or $1.60 per share, previously announced. Previously reported results for the first three quarters of 2003 are not affected by the adjustments.

     For the year, the Company's revised net loss is $28.9 million, or $1.81 per share, compared to the net loss of $31.1 million, or $1.94 per share, previously announced. (The previously announced goodwill impairment charge of $29.6 million, or $1.85 per share, and the previously announced gain of $5.6 million, or $0.35 per share, relating to certain aluminum hedge transactions, are unchanged in the revised fourth-quarter and full-year results.)

     The adjustments relating to the fourth-quarter and full-year 2003 results are the effect of various corrections, detected after the Company's January 29, 2004, results announcement, resulting primarily from errors in sales and metal costs accruals, which occurred during the implementation of an enterprise resource planning (ERP) accounting system for its aluminum business in 2003. These adjustments, which have been identified and corrected by Commonwealth, do not affect the Company's net cash position.

     President and Chief Executive Officer Mark V. Kaminski said, "We remain fully dedicated to providing timely and accurate financial reporting, and Commonwealth will continue its ongoing process of strengthening and improving its internal control procedures. Following the release of earnings, audit procedures detected that a number of work-around measures put in place during implementation and testing of the ERP system failed to adequately and timely detect the errors. Further internal control procedures have since been put into effect and are currently being analyzed and tested. We believe that the internal control procedures now in place are effective to ensure that material information is recorded as required."

     The principal changes from the 2003 fourth-quarter results previously announced include an increase in aluminum business shipments and an increase in gross profit.

     Aluminum business shipments in the fourth quarter of 2003 increased 1.0% from 215.2 million pounds to 217.3 million pounds due to incorrect data from the ERP system. Net sales in the fourth quarter of 2003 decreased $1.6 million, or 0.7%, from $244.8 million to $243.2 million; however, the net sales decrease was more than offset by a $4.3 million, or 1.9%, decrease in cost of goods sold from $225.3 million to $221.0 million. The net effect in the fourth quarter of 2003 was an increase in gross profit of $2.7 million, or 13.8%, from $19.5 million to $22.2 million, and was due primarily to adjustments to sales and metal costs accruals from the ERP system. Selling, general and administrative expenses increased by $0.5 million, or 4.3%, in the fourth quarter of 2003 due to increased costs associated with the review of the Company's fourth-quarter and full-year operational results and accrual adjustments.

     The accompanying financial statements include the revision effects noted above.

     Commonwealth Industries is one of North America's leading manufacturers of aluminum sheet for distributors and the transportation, construction, and consumer durables end-use markets. The Company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth also is a leading manufacturer of innovative electrical products through its Alflex operations in California and North Carolina. For more information about the Company, visit Commonwealth's website at www.ciionline.com.

     Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions and growth opportunities are forward-looking statements. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the success of the implementation of the Company-wide information system, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company's various filings with the Securities and Exchange Commission.

                           Financial Tables To Follow...

                          COMMONWEALTH INDUSTRIES, INC.
                 Condensed Consolidated Statement of Operations
                      (in thousands except per share data)

                                                                              Three Months Ended               Year Ended
                                                                                 December 31,                  December 31,
                                                                             2003            2002         2003            2002
                                                                          -----------    -----------    ----------    -----------
Net sales                                                                  $   243,191     $  238,719   $   918,396     $  966,238
Cost of goods sold                                                             220,958        216,994       858,274        898,927
                                                                           -----------     ----------   -----------     ----------
    Gross profit                                                                22,233         21,725        60,122         67,311
Selling, general and administrative expenses                                    12,774         12,198        46,085         46,977
Goodwill impairment charges                                                     29,607             --        29,607             --
                                                                           -----------     ----------   -----------     ----------
    Operating income (loss)                                                    (20,148)         9,527       (15,570)        20,334
Other income (expense), net                                                        440            818         1,771          1,636
Interest expense, net                                                           (3,736)        (3,740)      (14,951)       (15,146)
                                                                           -----------     ----------   -----------     ----------
    Income (loss) before income taxes and cumulative
      effect of change in accounting principle                                 (23,444)         6,605       (28,750)         6,824
Income tax expense (benefit)                                                        34            240           184         (2,292)
                                                                           -----------     ----------   -----------     ----------
    Income (loss) before cumulative effect of
      change in accounting principle                                           (23,478)         6,365       (28,934)         9,116
Cumulative effect of change in accounting principle                                 --             --            --        (25,327)
                                                                           -----------     ----------   -----------     ----------
    Net income (loss)                                                      $   (23,478)    $    6,365   $   (28,934)    $  (16,211)
                                                                           ===========     ==========   ===========     ==========

Basic net income (loss) per share:
   Income (loss) before cumulative effect of
     change in accounting principle                                        $     (1.47)   $      0.40   $     (1.81)   $      0.57
   Cumulative effect of change in accounting principle                              --             --            --          (1.58)
                                                                           -----------    -----------   -----------    -----------
   Net income (loss)                                                       $     (1.47)   $      0.40   $     (1.81)   $     (1.01)
                                                                           ===========    ===========   ===========    ===========
Diluted net income (loss) per share:
   Income (loss) before cumulative effect of
     change in accounting principle                                        $     (1.47)   $      0.40   $     (1.81)   $      0.57
   Cumulative effect of change in accounting principle                              --             --            --          (1.57)
                                                                           -----------    -----------   -----------    -----------
   Net income (loss)                                                       $     (1.47)   $      0.40   $     (1.81)   $     (1.00)
                                                                           ===========    ===========   ===========    ===========
Weighted average shares outstanding:
    Basic                                                                       16,011         15,998        16,011         15,994
    Diluted                                                                     16,011         16,086        16,011         16,097

Dividends paid per share                                                   $        --     $     0.05   $      0.10     $     0.20

                          COMMONWEALTH INDUSTRIES, INC.
                       Operating and Financial Statistics
                  (dollars in thousands except per share data)

                                                                         Three Months Ended                   Year Ended
                                                                            December 31,                      December 31,
                                                                        2003            2002             2003            2002
                                                                     -----------    -----------       -----------    -----------
Net sales volume:
    Aluminum products                                                $   219,113    $   212,768       $   817,711    $   853,849
    Electrical products                                              $    24,078    $    25,951       $   100,685    $   112,389

Shipment volume:
    Aluminum products (millions lbs.)                                      217.3          224.8             774.6          905.0
    Electrical products (millions ft.)                                     104.0          111.9             454.8          486.7

Production volume:
    Aluminum products (millions lbs.)                                      224.8          231.9             773.3          925.4
    Electrical products (millions ft.)                                     115.5          108.4             457.7          482.7

Gross profit percent
    Aluminum products                                                        8.4%           8.4%              5.8%           5.5%
    Electrical products                                                     15.1%          12.6%             11.7%          16.1%
    Consolidated Company                                                     9.1%           9.1%              6.5%           7.0%

Operating income percent
    Aluminum products                                                        6.8%           6.5%              4.5%           4.1%
    Electrical products                                                   (118.6%)          1.9%            (29.4%)          4.9%
    Consolidated Company                                                    (8.3%)          4.0%             (1.7%)          2.1%

Current ratio                                                                2.8x           2.6x              2.8x           2.6x
Interest coverage ratio (EBITDA excluding non-cash
    goodwill impairment charges of $29.6 million in 2003
    and non-cash goodwill impairment charges of $25.3
    million in 2002 to interest expense)                                     4.1x           4.2x              2.4x           2.8x
Interest coverage ratio (EBITDA including non-cash
    goodwill impairment charges of $29.6 million in 2003
    and non-cash goodwill impairment charges of $25.3
    million in 2002 to interest expense)                                    (3.9x)          4.2x              0.5x           1.2x
Return on average stockholders' equity (annualized)                       (105.9%)         22.7%            (29.8%)        (13.9%)
Debt-to-capitalization                                                        62%            54%               62%            54%

EBITDA (1) (excluding non-cash goodwill impairment
    charges of $29.6 million in 2003 and non-cash
    goodwill impairment charges of $25.3 million in 2002)             $   15,195    $    15,547       $    36,521    $    43,112
EBITDA (1) (including non-cash goodwill impairment
    charges of $29.6 million in 2003 and non-cash
    goodwill impairment charges of $25.3 million in 2002)             $  (14,412)   $    15,547       $     6,914    $    17,785

Note (1) Earnings before interest, income taxes, depreciation and amortization. See EBITDA Calculation on next page.

                          COMMONWEALTH INDUSTRIES, INC.
                             EBITDA Calculation (1)
                                 (in thousands)

                                                                               Three Months Ended                Year Ended
                                                                                   December 31,                  December 31,
                                                                              2003            2002           2003            2002
                                                                           -----------    -----------     -----------    -----------

Net cash provided by operating activities                                 $     4,466    $    20,594     $     3,991     $   24,754
Adjustments to reconcile net cash provided by
 operations to net income (loss):
  Depreciation                                                                 (5,296)        (5,202)        (20,713)       (21,142)
  Amortization                                                                   (229)          (222)           (895)          (984)
  Goodwill impairment charges                                                 (29,607)            --         (29,607)       (25,327)
  Loss on disposal of property, plant and equipment                              (486)          (129)           (554)          (325)
  Issuance of common stock in connection with stock awards                         --             --             (90)          (170)
  Change in working capital and other net assets                                7,674         (8,676)         18,934          6,983
                                                                         ------------    -----------    ------------    -----------
Net income (loss)                                                         $   (23,478)   $     6,365     $   (28,934)   $   (16,211)
Add back depreciation                                                           5,296          5,202          20,713         21,142
Add back amortization (2)                                                          --             --              --             --
Add back tax expense / subtract tax benefit                                        34            240             184         (2,292)
Add back interest expense, net (2)                                              3,736          3,740          14,951         15,146
                                                                          -----------    -----------     -----------    -----------
   EBITDA including non-cash goodwill impairment charges                      (14,412)        15,547           6,914         17,785
Add back non-cash goodwill impairment charges                                  29,607             --          29,607         25,327
                                                                          -----------    -----------     -----------    -----------
   EBITDA excluding non-cash goodwill impairment charges                  $    15,195    $    15,547     $    36,521    $    43,112
                                                                          ===========    ===========     ===========    ===========

Note (1) EBITDA is used in the calculation of certain covenants under the Company's credit agreement.

     (2) Amortization of financing costs for the three months ended December 31, 2003 and 2002 of $229 and $222, respectively, and the year ended December 31, 2003 and 2002 of
         $895 and $984, respectively, is included in interest expense, net instead of in amortization in the above calculation.

                          COMMONWEALTH INDUSTRIES, INC.
                 Condensed Consolidated Statement of Cash Flows
                                 (in thousands)

                                                                                            Year Ended
                                                                                            December 31,
                                                                                       2003            2002
                                                                                    ------------   -----------
Cash flows from operating activities:
  Net income (loss)                                                                 $   (28,934)   $   (16,211)
  Adjustments to reconcile net income (loss) to net cash
    provided by operations:
       Depreciation                                                                      20,713         21,142
       Amortization                                                                         895            984
       Goodwill impairment charges                                                       29,607         25,327
       Loss on disposal of property, plant and equipment                                    554            325
       Issuance of common stock in connection with stock awards                              90            170
       Change in working capital and other net assets                                   (18,934)        (6,983)
                                                                                    ------------   -----------
         Net cash provided by operating activities                                        3,991         24,754
                                                                                    ------------   -----------

Cash flows from investing activities:
  Purchases of property, plant and equipment                                            (16,492)       (16,321)
  Proceeds from sale of property, plant and equipment                                       158             23
                                                                                    -----------    -----------
         Net cash (used in) investing activities                                        (16,334)       (16,298)
                                                                                    -----------    -----------

Cash flows from financing activities:
  Increase in outstanding checks in excess of deposits                                      733             --
  Proceeds from long-term debt                                                          108,970         77,270
  Repayments of long-term debt                                                         (108,970)       (77,270)
  Repayments of notes receivable from sale of common stock                                   --          1,561
  Cash dividends paid                                                                    (1,601)        (3,199)
                                                                                    -----------    -----------
         Net cash (used in) financing activities                                           (868)        (1,638)
                                                                                    -----------    -----------

Net (decrease) increase in cash and cash equivalents                                    (13,211)         6,818
Cash and cash equivalents at beginning of period                                         13,211          6,393
                                                                                    -----------    -----------
Cash and cash equivalents at end of period                                          $        --    $    13,211
                                                                                    ===========    ===========

                          COMMONWEALTH INDUSTRIES, INC.
                      Condensed Consolidated Balance Sheet
                        (in thousands except share data)

                                                                                           December 31,
                                                                                    --------------------------
                                                                                       2003            2002
                                                                                    -----------    -----------
Assets
Cash and cash equivalents                                                           $        --    $    13,211
Accounts receivable, net                                                                    451             66
Inventories                                                                             131,365        125,348
Net residual interest in receivables sold                                                64,214         81,195
Prepayments and other current assets                                                     14,194          7,133
                                                                                    -----------    -----------
        Total current assets                                                            210,224        226,953
Property, plant and equipment, net                                                      142,035        146,968
Goodwill                                                                                 19,265         48,872
Other noncurrent assets                                                                   7,802          6,111
                                                                                    -----------    -----------
        Total assets                                                                $   379,326    $   428,904
                                                                                    ===========    ===========

Liabilities
Outstanding checks in excess of deposits                                            $       733    $        --
Accounts payable                                                                         50,308         59,594
Accrued liabilities                                                                      24,009         28,527
                                                                                    -----------    -----------
        Total current liabilities                                                        75,050         88,121
Long-term debt                                                                          125,000        125,000
Other long-term liabilities                                                               3,845          5,183
Accrued pension benefits                                                                 30,147         26,743
Accrued postretirement benefits                                                          67,146         76,670
                                                                                    -----------    -----------
        Total liabilities                                                               301,188        321,717
                                                                                    -----------    -----------

Commitments and contingencies                                                                --             --

Stockholders' Equity
Common stock, $0.01 par value, 50,000,000 shares authorized,
     16,010,971 and 15,997,651 shares outstanding at
     December 31, 2003 and 2002, respectively                                               160            160
Additional paid-in capital                                                              405,703        405,613
Accumulated deficit                                                                    (308,477)      (277,942)
Accumulated other comprehensive income:
     Unrealized gain on security                                                             34             --
     Minimum pension liability adjustment                                               (21,276)       (21,391)
     Effects of cash flow hedges                                                          1,994            747
                                                                                    -----------    -----------
        Total stockholders' equity                                                       78,138        107,187
                                                                                    -----------    -----------
        Total liabilities and stockholders' equity                                  $   379,326    $   428,904
                                                                                    ===========    ===========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMMONWEALTH INDUSTRIES, INC.

                                 By    /s/ Mark V. Kaminski
                                       ---------------------------------------
                                       Mark V. Kaminski, President and
                                       Chief Executive Officer

Date: March 11, 2004